Exhibit 99.1

CaliberCos Inc. CEO to Present at the SHARE Series
Monday Management Update on August 14, 2023

SCOTTSDALE, Ariz., August 7, 2023 — CaliberCos Inc., (the “Company” or “Caliber”) (NASDAQ: CWD) a leading vertically integrated alternative asset manager, today announced that Chris Loeffler, CEO of Caliber, will present at the SHARE Series Monday Management Update on August 14, 2023 at 1:00 p.m. ET.

This fireside chat is open to retail and institutional investors who will have the opportunity to ask questions during the moderated chat.

This live stream presentation will be webcast and can be accessed at https://www.openexchange.tv/monday-management-update-august-14th/caliber-nasdaq-cwd, or on the Investor Relations section of Caliber’s website at https://ir.caliberco.com/. An archived replay will be available on the SHARE Series website for approximately 90 days following the event.

About CaliberCos Inc.

Caliber (NASDAQ: CWD) is a leading vertically integrated alternative asset management firm whose purpose is to build generational wealth for investors seeking to access opportunities in middle-market assets. Caliber differentiates itself by creating, managing, and servicing proprietary products, including middle-market investment funds, private syndications, and direct investments which are managed by our in-house asset services group. Our funds include investment vehicles focused primarily on real estate, private equity, and debt facilities. Additional information can be found at Caliberco.com and CaliberFunds.co.

Forward Looking Statements
This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber:
Victoria Rotondo
+1 480-295-7600
Victoria.rotondo@caliberco.com

Media Relations:
Danielle Meyer
Financial Profiles
+1 203-613-1552
Dmeyer@finprofiles.com

Investor Relations:
Tamara Gonzalez
Financial Profiles
+1 310-622-8234
ir@caliberco.com